EXECUTION COPY

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                   CHASE MANHATTAN AUTO OWNER TRUST 1997-B

               Class A-1 5.744% Money Market Asset Backed Notes

                     Class A-2 6.100% Asset Backed Notes

                     Class A-3 6.350% Asset Backed Notes

                     Class A-4 6.500% Asset Backed Notes

                     Class A-5 6.600% Asset Backed Notes

                           ------------------------


                           ADMINISTRATION AGREEMENT

                           Dated as of June 1, 1997


                           ------------------------


                           The Chase Manhattan Bank

                                Administrator


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

                              TABLE OF CONTENTS


                                                                           Page
                                                                           ----

1.  Duties of Administrator...............................................    2
2.  Records...............................................................    8
3.  Compensation..........................................................    8
4.  Additional Information To Be Furnished to Issuer......................    8
5.  Independence of Administrator.........................................    8
6.  No Joint Venture......................................................    8
7.  Other Activities of Administrator.....................................    8
8.  Term of Agreement; Resignation and Removal of Administrator...........    9
9.  Action upon Termination, Resignation or Removal.......................   11
10. Notices...............................................................   11
11. Amendments............................................................   12
12. Successors and Assigns................................................   12
13. GOVERNING LAW.........................................................   13
14. Headings..............................................................   13
15. Counterparts..........................................................   13
16. Severability..........................................................   13
17. Not Applicable to The Chase Manhattan Bank in Other Capacities........   13
18. Limitation of Liability of Owner Trustee, Indenture
    Trustee and Administrator.............................................   13
19. Third-Party Beneficiary...............................................   14
20. Nonpetition Covenants.................................................   14
21. Liability of Administrator............................................   14
21. Liability of Administrator............................................   14

EXHIBIT A  -  Form of Power of Attorney

         ADMINISTRATION AGREEMENT dated as of June 1, 1997, among CHASE MANHATTAN AUTO OWNER TRUST 1997-B, a Delaware business trust (the "Issuer"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrator (the "Administrator"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").


                            W I T N E S S E T H :

         WHEREAS the Issuer is issuing the Class A-1 5.744% Money Market Asset Backed Notes (the "Class A-1 Notes"), the Class A-2 6.100% Asset Backed Notes (the "Class A-2 Notes"), the Class A-3 6.350% Asset Backed Notes (the "Class A-3 Notes"), the Class A-4 6.500% Asset Backed Notes (the "Class A-4 Notes") and the Class A-5 6.600% Asset Backed Notes (the "Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes") pursuant to the Indenture dated as of June 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and the Indenture Trustee and the 6.750% Asset Backed Certificates (the "Certificates") pursuant to the Trust Agreement dated as of June 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Trust Agreement") between Chase USA (defined below), as Depositor, and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates, including (i) a Sale and Servicing Agreement dated as of June 1, 1997 (the "Sale and Servicing Agreement") (capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Sale and Servicing Agreement) between the Issuer and Chase Manhattan Bank USA, N.A. ("Chase USA"), as Servicer and Seller,
(ii) a Depository Agreement dated June 18, 1997 (the "Note Depository Agreement") among the Issuer, the Indenture Trustee, The Chase Manhattan Bank, as Agent (the "Agent") and The Depository Trust Company, (iii) a Depository Agreement dated June 18, 1997 among the Issuer, the Owner Trustee, the Agent and The Depository Trust Company (the "Certificate Depository Agreement," and together with the Note Depository Agreement, the "Depository Agreements"), (iv) the Trust Agreement, and (v) the Indenture (the Sale and Servicing Agreement, the Trust Agreement, the Depository Agreements and the Indenture being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral pledged therefor pursuant to the Indenture (the "Collateral") and (b) the Certificates;

         WHEREAS the Issuer desires to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request;

         WHEREAS the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Duties of Administrator. (a) Duties with Respect to the Related Agreements. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer and the Owner Trustee under the Related Agreements.

         The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                  (A) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Section 2.2);

                  (B) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.4);

                  (C) the notification of Noteholders of the final principal payment on their Notes (Section 2.7(b));

                  (D) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.9);

                  (E) the preparation of Definitive Notes and arranging the delivery thereof (Section 2.12);

                  (F) the maintenance of an office or agency in the City of New York and, if applicable, Luxembourg, for registration of transfer or exchange of Notes (Section 3.2);

                  (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                  (H) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.3);

                  (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

                  (J) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                  (K) the obtaining of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

                  (L) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                  (M) the notification of the Indenture Trustee and the Rating Agencies of an Event of Servicing Termination pursuant to the Sale and Servicing Agreement and, if such Event of

         Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                  (N) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 3.11(b));

                  (O) the delivery of notice to the Indenture Trustee of each Event of Default, Event of Servicing Termination and each default by the Seller under the Sale and Servicing Agreement (Section 3.18);

                  (P) the taking of such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or to compel or secure the performance and observance by the Seller and the Servicer of their obligations under the Sale and Servicing Agreement (Sections 3.19 and 5.16);

                  (Q) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                  (R) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

                  (S) provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Section 6.6);

                  (T) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

                  (U) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee (Sections 6.8 and 6.10);

                  (V) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                  (W) the preparation and, after execution by the Issuer, the filing with the Commission, the Luxembourg Stock Exchange (if applicable), any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                  (X) the obtaining of an Officers' Certificate, Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);

                  (Y) the preparation of Issuer Orders and Issuer Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1 and 9.2);

                  (Z) the execution of new Notes conforming to any supplemental indenture (Section 9.5);

                  (AA) provide the Indenture Trustee with the form of notice necessary to deliver the notification of Noteholders and the Luxembourg Stock Exchange (if applicable) of redemption of the Notes (Section 10.2);

                  (BB) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                  (CC) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

                  (DD) the preparation and delivery to the Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6);

                  (EE) the recording of the Indenture, if applicable (Section 11.15); and

         (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the

Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

          (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a "Certificateholder" as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee and the Issuer set forth in Sections 2.11, 2.12, 2.13 and 5.5(a), (b) and (c) and 5.7 of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders and the maintenance of Capital Accounts; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

           (iv) The Administrator may satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to July 15, 1997, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

            (v)   [Reserved.]

           (vi) The Administrator shall perform the duties of the Administrator specified in Sections 10.2 and 10.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the

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

Administrator specified in Section 10.5 of the Trust Agreement required to be performed in connection with the appointment and payment of co-Trustees, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

          (vii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (viii) It is the intention of the parties hereto that the Administrator shall, and the Administrator hereby agrees to, execute on behalf of the Issuer or the Owner Trustee all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator, and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions.

         (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                  (B) the amendment, change or modification of the Related Agreements;

                  (C) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the

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

         assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture; and

                  (D)  the removal of the Indenture Trustee.


         (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or Certificateholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any action that the Issuer directs the Administrator not to take on its behalf.

         2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and the Seller at any time during normal business hours.

         3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement, the Administrator shall be entitled to $1,000 per month which shall be payable in accordance with Section
5.5 of the Sale and Servicing Agreement.

         4. Additional Information To Be Furnished to Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request, including notification of Noteholders pursuant to Section 1(c) hereof.

         5. Independence of Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as the case may be, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         7. Other Activities of Administrator. (a) Nothing herein shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity

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

even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         (b) The Administrator and its affiliates may generally engage in any kind of business with any person party to a Related Agreement, any of its affiliates and any person who may do business with or own securities of any such person or any of its affiliates, without any duty to account therefor to the Issuer, the Owner Trustee or the Indenture Trustee.

         8. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 8(e) and (f), the Administrator may resign its duties hereunder by providing the Issuer and the Owner Trustee with at least 60 days' prior written notice.

         (c) Subject to Sections 8(e) and (f), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

         (d) Subject to Sections 8(e) and (f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                    (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                   (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.


         The Administrator agrees that if any of the events specified in clause
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

         (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (f) The appointment of any successor Administrator shall be effective only after receipt of written confirmation from each Rating Agency that the proposed appointment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes and Certificates by such Rating Agency.

         (g) A successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Administrator and to the Issuer. Thereupon the resignation or removal of the resigning Administrator shall become effective, and the successor Administrator shall have all the rights, powers and duties of the Administrator under this Indenture.
The successor Administrator shall mail a notice of its succession to the Noteholders and the Certificateholders. The resigning Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the resigning Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Administrator all rights, powers, duties and obligations hereunder.

         (h) In no event shall a resigning Administrator be liable for the acts or omissions of any successor Administrator hereunder.

         (i) In the exercise or administration of its duties hereunder and under the Related Documents, the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Administrator shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Administrator with due care.

         9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

         10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         (a)  if to the Issuer or the Owner Trustee, to

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19801
                           Attention:  Corporate Trust Administration

              with a copy to:

                           Chase Manhattan Bank USA, N.A.,
                           c/o Chase Manhattan Automotive Finance Corporation 900 Stewart Avenue
                           Garden City, New York  11530
                           Attention:  Financial Controller

         (b)  if to the Administrator, to

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York  10001-2697

         (c)  if to the Indenture Trustee, to

                           Norwest Bank Minnesota,
                           National Association
                           Sixth Street and Marquette Avenue
                           Minneapolis, Minnesota 55479

         (d)  if to the Seller, to

                           Chase Manhattan Automotive Finance Corporation 900 Stewart Avenue
                           Garden City, New York  11530
                           Attention:  Financial Controller

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee are effective only upon receipt.

         11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee and without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, as evidenced by an Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing a majority in the Outstanding Amount of the Notes and the holders of Certificates evidencing a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or
(ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller, which permission shall not be unreasonably withheld.

         12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to receipt by the Owner Trustee of written confirmation from each Rating Agency that such assignment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes and Certificates by such Rating Agency in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.


         13.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17. Not Applicable to The Chase Manhattan Bank in Other Capacities. Nothinin this Agreement shall affect any obligation The Chase Manhattan Bank may have in any other capacity.

         18. Limitation of Liability of Owner Trustee, Indenture Trustee and Administrator. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.
For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall Norwest Bank Minnesota, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware business trust, and that no personal liability whatever shall attach to or be incurred by any agent of the Issuer (including the Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

         19. Third-Party Beneficiary. Each of the Seller (to the extent provided in Section 11) and the Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         20. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Administrator, the Issuer and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         21. Liability of Administrator. Notwithstanding any provision of this Agreement, the Administrator shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Administrator shall be read into this Agreement. Neither the Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct and in no event shall the Administrator be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Without limiting the foregoing, the Administrator may (a) consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts and (b) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                               CHASE MANHATTAN AUTO OWNER TRUST
                                 1997-B

                               By: WILMINGTON TRUST COMPANY,
                                   not in its individual capacity
                                   but solely as Owner Trustee,



                               By: /s/ Patricia Evans
                                   --------------------------------
                                   Name: Patricia Evans
                                   Title: Financial Services Officer

                               NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION,
                                  not in its individual
                                  capacity but solely as Indenture
                                  Trustee,


                               By: /s/ Marianna Stershic
                                   ---------------------------------
                                   Name:  Marianna Stershic
                                   Title: Corporate Trust Officer


                               THE CHASE MANHATTAN BANK,
                                 as Administrator,


                               By: /s/ Kimberly Costa
                                   ----------------------------------
                                   Name: Kimberly Costa
                                   Title: Second Vice President

                                                                       EXHIBIT A
                                                     [Form of Power of Attorney]

                              POWER OF ATTORNEY

STATE OF NEW YORK             )
                              )
COUNTY OF NEW YORK            )

          KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee ("Owner Trustee") for Chase Manhattan Auto Owner Trust 1997-B ("Trust"), does hereby make, constitute and appoint THE CHASE MANHATTAN BANK, as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of June 1, 1997 among the Trust, The Chase Manhattan Bank, as Administrator, and Norwest Bank Minnesota, National Association, as Indenture Trustee, as such may be amended from time to time.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          EXECUTED this ____ day of _______, 199_.

                                             WILMINGTON TRUST COMPANY,
                                             not in its individual
                                             capacity but solely as
                                             Owner Trustee


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                                                 EXECUTION COPY

                                SIDE AGREEMENT

         Side Agreement (the "Side Agreement"), dated as of June 1, 1997, between The Chase Manhattan Bank (the "Administrator") and Chase Manhattan Bank USA, N.A. ("Chase USA").

         WHEREAS, Chase Manhattan Auto Owner Trust 1997-B (the "Issuer") is issuing the Class A-1 5.744% Money Market Asset Backed Notes (the "Class A-1 Notes"), the Class A-2 6.100% Asset Backed Notes (the "Class A-2 Notes"), the Class A-3 6.350% Asset Backed Notes (the "Class A-3 Notes"), the Class A-4 6.500% Asset Backed Notes (the "Class A-4 Notes") and the Class A-5 6.600% Asset Backed Notes (the "Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes") pursuant to the Indenture, dated as of June 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee") and the 6.750% Asset Backed Certificates (the "Certificates") pursuant to the Trust Agreement, dated as of June 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Trust Agreement"), between Chase USA, as Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates, including (i) a Sale and Servicing Agreement dated as of June 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Sale and Servicing Agreement"), between the Issuer and Chase USA, as Servicer and the Seller, (ii) a Depository Agreement dated June 18, 1997 (the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, The Chase Manhattan Bank, as Agent (the "Agent") and The Depository Trust Company, (iii) a Depository Agreement dated June 18, 1997 among the Issuer, the Owner Trustee, the Agent and The Depository Trust Company (the "Certificate Depository Agreement," and together with the Note Depository Agreement, the "Depository Agreements"), (iv) the Indenture, and (v) the Administration Agreement dated as of June 1, 1997 among the Issuer, the Administrator and the Indenture Trustee (the "Administration Agreement" and, together with the Sale and Servicing Agreement, the Trust Agreement, the Depository Agreements and the Indenture, the "Related Agreements");

         WHEREAS pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the Certificates;

         WHEREAS the Issuer desires to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of the Administration Agreement and the Related Agreements as the Issuer may from time to time request;

         WHEREAS Chase USA has the capacity to perform certain services required by the Administration Agreement and is willing to perform such services for the Administrator on the terms set forth herein;

         NOW, THEREFORE, the parties agree as follows:

         1. Duties of Chase USA. (a) Chase USA agrees to assist the Administrator in the performance of such duties under the Administration Agreement as the Administrator shall reasonably request, including without limitation by assuming primary responsibility for the performance of the foregoing, Chase USA shall perform the following obligations on behalf of the
Administrator:

                  i) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral in accordance with the provisions of the Indenture (Section 1(a)(i)(D) of the Administration Agreement);

                  ii) the obtaining of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with
         Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Section 1(a)(i)(K) of the Administration Agreement);

                  iii) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 1(a)(i)(N) of the Administration Agreement);

                  iv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 1(a)(i)(Q) of the Administration Agreement);

                  v) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust
         Estate in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 1(a)(i)(R) of the Administration Agreement);

                  vi) the obtaining of an Officers' Certificate, Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Section 1(a)(i)(X) of the

         Administration Agreement);

                  vii) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 1(a)(i)(BB) of the Administration Agreement); and

                  viii) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 1(a)(i)(CC) of the Administration Agreement).

                  (b) Chase USA shall, from its own funds, directly pay, or reimburse the Administrator for the payment of, all expenses incurred by the Administrator in connection with the performance of its duties and obligations under the Administration Agreement, including but not limited to the expenses of legal counsel and accountants.

                  (c) In addition to the foregoing, Chase USA shall indemnify the Administrator and its successors, assigns, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (the "Expenses") which may at any time be imposed on, incurred by, or asserted against the Administrator or any Indemnified Party in any way relating to or arising out of the Administration Agreement, provided, that Chase USA shall not be liable for or required to indemnify the Administrator from and against Expenses arising or resulting from the Administrator's willful misconduct, bad faith or gross negligence.

                  (d) The services of Chase USA to the Issuer under this Agreement are not to be deemed exclusive, and Chase USA shall be free to render similar services to others. In addition, it is understood and agreed that, notwithstanding anything contained herein to the contrary, Chase USA or any of its affiliates, in addition to its services for the Issuer pursuant to this Agreement, shall be entitled to engage in any other kind of business, agency or trust relationship with the Issuer, and to perform all services in connection therewith, as if it were not acting on behalf of the Administrator hereunder. Chase USA shall not, by virtue of its or any of its affiliates acting in any other capacity under any other agreement or arrangement with the Issuer or in connection with its other relationships with the Issuer be deemed to have duties or responsibilities hereunder or be deemed to be held to a standard of care in connection with the performance of its duties on behalf of the Administrator hereunder, other than as expressly provided in this Agreement. Chase USA may act on behalf of the Administrator hereunder without regard to and without additional duties or obligations arising from its or any of its affiliates acting in any other capacity under any other agreement or arrangement with the Issuer or in connection with its other relationships with the Issuer.


         2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         3. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         4. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Side Agreement to be duly executed by their respective officers as of the date first above written.

                                               THE CHASE MANHATTAN BANK,
                                                    as Administrator

                                               By: /s/ Kimberly Costa
                                                   --------------------------
                                                   Name: Kimberly Costa
                                                   Title: Second Vice President

                                               CHASE MANHATTAN BANK USA, N.A.

                                               By: /s/ Keith Schuck
                                                   --------------------------
                                                   Name: Keith Schuck
                                                   Title: Vice President